Colonial Bankshares, Inc.

                                                           FOR IMMEDIATE RELEASE
                                                     Contact: Mr. Edward Geletka
                                                               President and CEO
                                                                  (856) 451-5800


                            COLONIAL BANKSHARES, INC.
                      ANNOUNCES FIRST QUARTER 2007 RESULTS


     Bridgeton,  New Jersey,  May 2, 2007 - Colonial  Bankshares,  Inc. (NASDAQ:
COBK) (the "Company") the mid-tier stock holding company for Colonial Bank, FSB (the "Bank") announced net income of $412 thousand, or $0.10 per basic share and $0.09 per diluted share, for the three months ended March 31, 2007, compared to $360 thousand, or $0.08 per basic and diluted share, for the three months ended March 31, 2006.

     For each of the three months ended March 31, 2007 and 2006, net interest income after provision for loan losses was approximately $2.0 million. Interest income increased to $5.2 million for the three months ended March 31, 2007 from $4.2 million for the three months ended March 31, 2006. Interest expense increased to $3.2 million for the three months ended March 31, 2007 from $2.1 million for the three months ended March 31, 2006. Non-interest income was $288 thousand for the three months ended March 31, 2007 compared to $236 thousand for the three months ended March 31, 2006. Non-interest expense was $2.0 million for the three months ended March 31, 2007 compared to $1.8 million for the three months ended March 31, 2006.

     Total assets at March 31, 2007 were $412.4 million compared to $383.6 at December 31, 2006, an increase of $28.8 million, or 7.5%. Cash and cash equivalents increased to $24.2 million at March 31, 2007 from $13.3 million at December 31, 2006. Investment securities available for sale totaled $141.6 million at March 31, 2007 compared to $136.9 million at December 31, 2006. Investment securities held to maturity totaled $19.1 million at March 31, 2007 compared to $18.7 million at December 31, 2006. Net loans receivable increased to $209.7 million at March 31, 2007 compared to $198.5 million at December 31, 2006, an increase of $11.2 million or 5.6%. Deposits increased to $366.4 million at March 31, 2007 compared to $337.3 million at December 31, 2006, an increase of $29.1 million or 8.6%. Total borrowings decreased to $6.8 million at March 31, 2007 compared to $8.3 million at December 31, 2006. Stockholders' equity increased to $37.2 million at March 31, 2007 from $36.7 million at December 31, 2006.

     Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bank, FSB is a federally chartered savings bank which was originally chartered in 1913. Colonial Bank conducts business from its headquarters and main office in Bridgeton, New Jersey as well as five offices located in Cumberland and Gloucester Counties in Southern New Jersey and its operating subsidiary, CB Delaware Investments, Inc.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                            Colonial Bankshares, Inc.
--------------------------------------------------------------------------------

Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)
                                                                          For the Three Months Ended
                                                                                  March 31,
                                                                         -----------------------------
                                                                             2007             2006
                                                                         ------------     ------------
           Interest income                                                    $5,228           $4,174
           Interest expense                                                    3,159            2,138
                                                                         ------------     ------------
           Net interest income                                                 2,069            2,036
           Provision for loan losses                                              69               63
                                                                         ------------     ------------
           Net interest income after provision for loan losses                 2,000            1,973
           Non-interest income                                                   288              236
           Non-interest expense                                                1,974            1,779
                                                                         ------------     ------------
           Income before taxes                                                   314              430
           Income tax expense (benefit)                                         (98)               70
                                                                         ------------     ------------
           Net income                                                           $412             $360
                                                                         ============     ============

           Earnings per share - basic                                          $0.10            $0.08
           Earnings per share - diluted                                        $0.09            $0.08
           Weighted average shares outstanding - basic (1)                 4,289,879        4,366,901
           Weighted average shares outstanding - diluted (2)               4,398,385        4,366,901

--------------------------------------------------------------------------------

Performance Ratios (Unaudited)
                                                                      For the Three Months Ended
                                                                              March 31,
                                                                     -----------------------------
                                                                          2007            2006
                                                                     -------------    ------------
           Return on average assets (3)                                     0.42%           0.42%
           Return on average equity (3)                                     4.52%           4.03%
           Net interest margin on average interest earning assets           2.28%           2.56%

--------------------------------------------------------------------------------

Selected Balance Sheet Data (Unaudited)
(Dollars in thousands except per share data)
                                                          At March 31,       At December 31,
                                                              2007                 2006
                                                       ------------------    -----------------
           Assets                                               $412,364             $383,597
           Cash and cash equivalents                              24,189               13,257
           Investment securities                                 160,685              155,647
           Net loans receivable                                  209,747              198,519
           Deposits                                              366,445              337,254
           Federal Home Loan Bank borrowings                       6,797                8,324
           Total stockholders' equity                             37,233               36,663
           Book value per share (4)                                 8.23                 8.11
           Stockholders' equity to total assets                    9.03%                9.56%

--------------------------------------------------------------------------------

Asset Quality (Unaudited)
(Dollars in thousands)
                                                          At March 31,         At December 31,
                                                             2007                  2006
                                                       ------------------    -----------------
           Non-performing assets (5)                                $201                 $233
           Allowance for loan losses                               1,444                1,373
           Non-performing assets to total assets                   0.05%                0.06%
           Allowance for losses to total loans                     0.68%                0.69%

--------------------------------------------------------------------------------

(1) Shares outstanding do not include unreleased ESOP shares and treasury shares for the purpose of the weighted average shares outstanding-basic calculation.

(2)  Shares  outstanding  do  not  include  unreleased  ESOP shares and treasury shares but does include the common share equivalents of stock options and stock awards for the purpose of the weighted average shares outstanding-diluted calculation.

(3)  Annualized.

(4)  Total stockholders' equity divided by shares issued of 4,521,696.

(5)  Non-performing assets include non-accrual loans and real estate owned.